Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of March 17, 2014 (this “Agreement”), is made and entered into by and among MIRARE INTERNATIONAL CORPORATION, a California corporation (“Mirare”), SAMCORP CAPITAL CORPORATION, a corporation organized and existing under the laws of Western Samoa (“Shareholder”), and EAST SHORE DISTRIBUTORS, INC., a Nevada public reporting corporation (the “Company”).

R E C I T A L S

WHEREAS, Shareholder is the holder of 80,000 shares of common stock of Mirare, constituting a controlling interest (the “Mirare Equity Interest”);

WHEREAS, the Company desires to acquire, and the Shareholder desires to sell and transfer to the Company, the Mirare Equity Interest;

WHEREAS, the parties contemplate that in exchange for the Mirare Equity Interest, the Company will issue 24,000,000 shares of its common stock (the “Company Stock”) to the Shareholder, in a share exchange transaction (“Share Exchange”);

WHEREAS, upon consummation of the Share Exchange transaction contemplated by this Agreement, Company shall receive and hold 80,000 shares of common stock of Mirare, and the Shareholder shall receive and hold 24,000,000 shares of Company common stock;

WHEREAS, the parties are entering into this Agreement in order to provide for the terms conditions of the Share Exchange, and to carry out the same.

A G R E E M E N T

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE ACQUISITION

1.1            The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

(a)          The Shareholder will each sell, convey, assign and transfer to the Company the Mirare Equity Interest held by the Shareholder.

(b)          As consideration for the acquisition of the Mirare Equity Interest, the Company will issue 24,000,000 shares of common stock, no par value, to the Shareholder.

1.2            Closing Date. The closing of the Acquisition (the “Closing”) shall take place as soon as practicable upon signing of this Agreement, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date.”

1.3            Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Shareholder, Mirare, and/or the Company (as applicable) will take all such lawful and necessary action.

1.4            Certain Definitions. The following capitalized terms as used in this Agreement shall have the following respective definitions:

“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Non-U.S. Person” means any person who is not a U.S. Person or is deemed not to be a U.S. Person under Rule 902(k)(2).

“Person” means any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

“Restricted Period” shall have the meaning set forth in Section 3.4(b)(vi).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Transaction” means the transactions contemplated by this Agreement, including the share exchange.

“United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

“U.S. Person” as defined in Regulation S means: (i) a natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (viii) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF MIRARE INTERNATIONAL CORPORATION

Except as otherwise disclosed herein or in a disclosure schedule attached hereto, Mirare hereby represents and warrants to the Company as of the date hereof (unless otherwise indicated) as follows:

2.1           Organization. Mirare has been duly incorporated, validly exists as a corporation, and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.

2.2           Capitalization. The authorized capital stock of Mirare consists of 100,000 shares, all designated as common stock, no par value. At the Closing, no more than 100,000 shares of capital stock of Mirare shall be issued and outstanding. All of the issued and outstanding shares of capital stock of Mirare, as of the Closing, are duly authorized, validly issued, fully paid, and non-assessable. There shall be no other outstanding options, warrants or other rights to acquire Mirare capital stock.

2.3           Subsidiaries. As of the Closing, Mirare has no direct or indirect subsidiaries.

2.4           Certain Corporate Matters. Mirare is duly qualified to do business as a corporation and is in good standing under the laws of California, and in each other jurisdiction in which the ownership of its property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Mirare’s financial condition, results of operations or business. Mirare has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.5           Authority Relative to this Agreement. Mirare has the requisite power and authority to enter into this Agreement and to carry out its respective obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Mirare have been duly authorized by Mirare’s Board of Directors and no other actions on the part of Mirare are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Mirare and constitutes a valid and binding agreement, enforceable against Mirare in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

Except as otherwise disclosed herein or in a disclosure schedule attached hereto, the Shareholder hereby represents and warrants to the Company as follows:

3.1           Ownership of the Mirare Equity Interest. The Shareholder owns, beneficially and of record, good and marketable title to the Mirare Equity Interest, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements. The Shareholder represents that it has no right or claim whatsoever to any equity interests of Mirare, other than the Mirare Equity Interest. The Shareholder represents that it does not have any options, warrants or any other instruments entitling the Shareholder to exercise or purchase or convert into additional equity interests of Mirare. At the Closing, the Shareholder will convey to the Company good and marketable title to the Mirare Equity Interest, free and clear of any security interests, liens, adverse claims, encumbrances or options.

3.2           Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of such person, enforceable against such person in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3           Purchase of Restricted Securities for Investment. The Shareholder acknowledges that the Company Stock will not be registered pursuant to the Securities Act or any other applicable securities laws. Further, the Shareholder acknowledges and agrees that:

(a)          The Shareholder is acquiring the Company Stock for investment for the Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.   The Shareholder further represents that it does not have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Stock.

(b)          The Shareholder understands that the Company Stock are not registered under the Securities Act or any other securities laws on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, or that such laws are inapplicable, and that the Company’s reliance on such exemption is predicated on the Shareholder’s representations set forth herein.

3.4           Status of Shareholder. The Shareholder hereby makes the representations and warranties in this Section 3.4:

(a)          Non-U.S. Person Under Regulation S. The Shareholder:

(i)       is not a “U.S. person” as defined by Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act;

(ii)      at the time of Closing, the Shareholder was located outside the United States;

(iii)     no offer of the Company Stock was made to the Shareholder within the United States;

(iv)     the Shareholder is either (a) acquiring the Company Stock for its own account for investment purposes and not with a view towards distribution, or (b) acting as agent for a principal that has signed this Agreement or has delivered representations and warranties substantially similar to this Section 3.4(a);

(v)      all subsequent offers and sales of the Company Stock by the Shareholder will be made outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, pursuant to registration of the Shares under the Securities Act, or pursuant to an exemption from such registration; the Shareholder understands the conditions of the exemption from registration afforded by section 4(1) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption.

(vi)     the Shareholder will not resell the Company Stock to U.S. Persons or within the United States until after the end of the one (1) year period commencing on the date of Closing (the “Restricted Period”);

(vii)    the Shareholder shall not and hereby agrees not to enter into any short sales with respect to the capital stock of the Company at any time after the execution of this Agreement by the Shareholder and prior to the expiration of the Restricted Period;

(viii)   the Shareholder understands that the Company Stock are being offered and sold to it in reliance on specific provisions of United States federal and state securities laws and that the parties to this Agreement are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understanding of the Shareholder set forth herein in order to determine the applicability of such provisions. Accordingly, the Shareholder agrees to notify the Company of any events which would cause the representations and warranties of the Shareholder to be untrue or breached at any time after the execution of this Agreement by the Shareholder and prior to the expiration of the Restricted Period;

(ix)      in the event of resale of the Company Stock to non-U.S. Persons outside of the U.S. during the Restricted Period, the Shareholder shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the undersigned, and shall require that any such purchase shall provide such written confirmation or other notice upon resale during the Restricted Period;

(x)       the Shareholder has not engaged, nor is it aware that any party has engaged, and it will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Company Stock;

(xi)      the Shareholder is not a “distributor” as such term is defined in Regulation S, and it is not a “dealer” as such term is defined in the Securities Act;

(xii)     the Shareholder has not taken any action that would cause any of the parties to this Agreement to be subject to any claim for commission or other or remuneration by any broker, finder, or other person; and

(xiii)    the Shareholder hereby represents that it has fully satisfied the laws of the jurisdiction in which it is located or domiciled, in connection with the acquisition of the Company Stock or this Agreement, including (i) the legal requirements of the Shareholder’s jurisdiction for the purchase and acquisition of the Company Stock, (ii) any exchange restrictions applicable to such purchase and acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Company Stock; and further, the Shareholder agrees to continue to comply with such laws as long as it shall hold the Company Stock.

3.5           Investment Risk. The Shareholder is able to bear the economic risk of acquiring the Company Stock pursuant to the terms of this Agreement, including a complete loss of such the Shareholder’s investment in the Company Stock.

3.6           Restrictive Legends. The Shareholder acknowledges that the certificate(s) representing the Company Stock shall conspicuously set forth on its face or reverse side a legend in substantially the form as deemed necessary and appropriate by the board of directors of the Company, in accordance with applicable U.S. federal and applicable state securities laws, which may take the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (I) UPON EFFECTIVE REGISTRATION OF THE SECURITIES UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, OR (II) UPON ACCEPTANCE BY THE COMPANY OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL, OR OTHER DOCUMENTATION, AS IS SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise disclosed herein or in a disclosure schedule attached hereto, the Company hereby represents and warrants to Mirare and the Shareholder as of the date hereof (unless otherwise indicated), as follows:

4.1           Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its memorandum and articles of association or other organizational or charter documents (collectively the “Charter Documents”). The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

4.2           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and, subject to the Company obtaining the approval of its shareholders, the consummation by it of the transaction contemplated hereby will have been duly authorized by all other necessary action on the part of the Company and no further action will be required in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.3           Issuance of the Company Stock. The Company Stock will be duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed on or by the Company other than restrictions on transfer provided for in this Agreement.

ARTICLE 5

CONDITIONS TO CLOSING

5.1           Conditions to Obligations of Mirare and the Shareholder. The obligations of Mirare and the Shareholder under this Agreement shall be subject to each of the following conditions:

(a)          Closing Deliveries. At the Closing, the Company shall have delivered or caused to be delivered to Mirare and the Shareholder the following:

(i)      this Agreement duly executed by the Company;

(ii)     resolutions duly adopted by the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement;

(iii)    a stock certificate representing the Company Stock to be delivered pursuant to this Agreement registered in the name of the Shareholder.

(b)          Representations and Warranties to be True. The representations and warranties of the Company herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by the Company at or prior to the Closing.

5.2           Conditions to Obligations of the Company. The obligations of the Company under this Agreement shall be subject to each of the following conditions:

(a)          Closing Deliveries. On the Closing Date, Mirare and/or the Shareholder shall have delivered to the Company the following:

(i)      this Agreement duly executed by Mirare and the Shareholder;

(ii)     resolutions duly adopted by the Board of Directors of Mirare authorizing and approving the execution, delivery and performance of this Agreement; and

(iii)    such other documents as the Company may reasonably request in connection with the transactions contemplated hereby.

(b)          Representations and Warranties True and Correct. The representations and warranties of Mirare and the Shareholder herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Mirare and the Shareholder shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

ARTICLE 6

TERMINATION

6.1           This Agreement may be terminated at any time prior to the Closing:

(a)          by mutual written agreement of the Company and the Shareholder; or

(b)          by either the Company or the Shareholder if a governmental entity with jurisdiction over the subject matter of this Agreement shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable.

6.2           Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 6.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 6.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in Section 6.1 and Article 7 (General Provisions), each of which shall survive the termination of this Agreement.

ARTICLE 7

GENERAL PROVISIONS

(a)     Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Mirare, to:	Mirare International Corporation 1900 S. Del Mar Avenue, Suite 207 San Gabriel, CA 91776 Attn: President

If to the Shareholder, to:	Samcorp Capital Corporation 278 Ocean Drive #08-23 The Coast Sentosa Cove Singapore

If to the Company, to:	East Shore Distributors, Inc. 8335 Sunset Boulevard, Suite #238 West Hollywood, California 90069 Attn: President

With a copy to (which shall not constitute notice):	Richardson & Patel LLP 1100 Glendon Avenue, Suite 850 Los Angeles, CA 90024 Attn: Nimish Patel, Esq. Fax: (310) 208-1154

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered; (ii) on the day after dispatch, if sent by overnight courier; (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone; and (iv) three (3) days after mailing, if sent by registered or certified mail.

7.2            Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

7.3           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

7.4           Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

7.5           Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Los Angeles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.6            Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.

7.7            Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Mirare, the Company, and holders of a majority of the equity interests of Mirare; provided that, the consent of the Shareholder that is a party to this Agreement shall be required if the amendment or modification would disproportionately affect such stockholder (other than by virtue of their ownership of Mirare common stock, as applicable).

7.8            Parties In Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

7.9            Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

7.10           Expenses. At or prior to the Closing, each of the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

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 IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

COMPANY:	EAST SHORE DISTRIBUTORS, INC. a Nevada corporation

By:
Jonathan Lim
Chief Executive Officer

MIRARE:	MIRARE INTERNATIONAL CORPORATION a California corporation

By:
Anthony Lim
President

SHAREHOLDER:	SAMCORP CAPITAL CORPORATION a Western Samoan corporation

By:
Anthony Lim
Director